Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated January 9, 2020 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which reports appear in Urstadt Biddle Properties Inc.’s Annual Report on Form 10-K for the year ended October 31, 2019.

/s/ PKF O’Connor Davies, LLP
New York, New York
June 8, 2020

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